   As filed with the Securities and Exchange Commission on September 18, 2001

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ANTIGENICS INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                    06-1562417
  (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
       of Incorporation)

             630 FIFTH AVENUE, SUITE 2100, NEW YORK, NEW YORK 10111
                    (Address of Principal Executive Offices)

    ARONEX PHARMACEUTICALS, INC. AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                ARONEX PHARMACEUTICALS, INC. AMENDED AND RESTATED
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
    ARONEX PHARMACEUTICALS, INC. AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                         (AS ASSUMED BY ANTIGENICS INC.)
                            (Full Title of the Plan)

                              GARO H. ARMEN, PH.D.
                             Chief Executive Officer
                                 Antigenics Inc.
                          630 Fifth Avenue, Suite 2100
                            New York, New York 10111
                                 (212) 332-4774
            (Name, Address and Telephone Number of Agent for Service)


                                 with copies to:
                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                         CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                                                            AMOUNT TO BE        OFFERING PRICE        AGGREGATE        REGISTRATION
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED        REGISTERED(1)         PER SHARE       OFFERING PRICE(2)         FEE
  --------------------------------------------------        -------------      ----------------   -----------------    ------------
Aronex Pharmaceuticals, Inc. Amended and Restated 1989
Stock Option Plan:
         Common Stock, $0.01 par value                      56,574 shares           $76.48            $4,326,780         $1,081.70

Aronex Pharmaceuticals, Inc. Amended and Restated 1993
Non-employee Director Stock Option Plan:
         Common Stock, $0.01 par value                      34,731 shares           $75.66            $2,627,747         $  656.94

Aronex Pharmaceuticals, Inc. Amended and Restated 1998
Stock Option Plan:
         Common Stock, $0.01 par value                      81,006 shares           $32.19            $2,607,583         $  651.90
                                                                                                                         =========
Total                                                      172,311 shares                                                $2,390.54

(1) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1). The proposed maximum aggregate offering price indicated is based on the weighted average price per share in effect for the outstanding options under the Aronex Pharmaceuticals, Inc. Amended and Restated 1989 Stock Option Plan ($76.48), the Aronex Pharmaceuticals, Inc. Amended and Restated 1993 Non-Employee Director Stock Option Plan ($75.66) and the Aronex Pharmaceuticals, Inc. 1998 Stock Option Plan ($32.19), as assumed by Antigenics Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed as part hereof:

            (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 28, 2001;

            (b) all of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000; and

            (c) the description of our common stock contained in our Registration Statement on Form 8-A filed on January 24, 2000, including any amendment or report filed hereafter for the purpose of updating such description.

All documents filed after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereunder have been sold or that deregisters all shares of common stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute as part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. In these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Article V of Antigenics' By-laws provides that Antigenics shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of Antigenics, or is or was serving, or has agreed to serve, at the request of Antigenics, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprises. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

Section 145(g) of the Delaware General Corporation Law and Article V of By-laws of Antigenics provide that the company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Antigenics has entered into indemnification agreements with each of its directors and executive officers and has obtained insurance covering its directors and officers against losses and insuring Antigenics against certain of its obligations to indemnify its directors and officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to the Delaware General Corporation Law, Section 6 of Article FIFTH of the Certificate of Incorporation of Antigenics eliminates a director's personal liability for monetary damages to Antigenics and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director's duty of loyalty to Antigenics or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT      DESCRIPTION
    -------      -----------
    NUMBER
    ------
      4.1        Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Registration Statement
                 on Form S-1 (File No. 333-91747) and incorporated herein by reference.

      4.2        By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our Registration Statement on Form S-1 (File No.
                 333-91747) and incorporated herein by reference.

      4.3        Form of Warrant to purchase Common Stock, together with a list of holders. Filed as Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

      4.4        Form of Subscription Agreement, as amended, together with a list of parties thereto. Filed as
                 Exhibit 4.2 to our Registration Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

      5.1        Opinion of Palmer & Dodge LLP.  Filed herewith.

     23.1        Consent of KPMG LLP.  Filed herewith.

     23.2        Consent of PricewaterhouseCoopers LLP.  Filed herewith.

     23.3        Consent of Arthur Andersen LLP.  Filed herewith.

     23.4        Consent of Palmer & Dodge LLP. Included in the opinion filed as Exhibit 5.1.

     24.1        Power of Attorney.  Included on the signature page hereto.

ITEM 9.  UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)   To include any prospectus required by Section 10
                              (a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                              provided, however, that paragraphs (a) (1) (i) and
                              (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, as of September 18, 2001.

                                    ANTIGENICS INC.

                                    By:   /s/ Garo H. Armen, Ph.D.
                                    --------------------------------------------
                                          Garo H. Armen, Ph.D.
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

                                POWER OF ATTORNEY

We, the undersigned officers and directors of Antigenics Inc., hereby severally constitute and appoint Garo H. Armen, Ph.D. and Paul M. Kinsella and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/ Garo H. Armen, Ph.D.                    Chief Executive Officer and                 September 18, 2001
----------------------------------          Chairman of the Board of Directors
Garo H. Armen, Ph.D.                        (Principal Executive Officer and
                                            Principal Financial and Accounting
                                            Officer)

/s/ Pramod Srivastava, Ph.D.                Director                                    September 18, 2001
----------------------------------
Pramod Srivastava, Ph.D.


/s/ Noubar Afeyan, Ph.D.                    Director                                    September 18, 2001
----------------------------------
Noubar Afeyan, Ph.D.


/s/ Gamil de Chadarevian                    Vice Chairman of the Board                  September 18, 2001
----------------------------------          of Directors
Gamil de Chadarevian


/s/ Tom Dechaene                            Director                                    September 18, 2001
----------------------------------
Tom Dechaene


/s/ Martin Taylor                           Director                                    September 18, 2001
----------------------------------
Martin Taylor


/s/ Sanford M. Litvack                      Director                                    September 18, 2001
----------------------------------
Sanford M. Litvack


                                            Director
----------------------------------
Samuel Waksal, Ph.D.


                                  EXHIBIT INDEX

    EXHIBIT      DESCRIPTION
    -------      -----------
    NUMBER
    ------
      4.1        Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Registration
                 Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

      4.2        By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our Registration Statement on Form S-1 (File
                 No. 333-91747) and incorporated herein by reference.

      4.3        Form of Warrant to purchase Common Stock, together with a list of holders. Filed as Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

      4.4        Form of Subscription Agreement, as amended, together with a list of parties thereto. Filed as
                 Exhibit 4.2 to our Registration Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

      5.1        Opinion of Palmer & Dodge LLP.  Filed herewith.

     23.1        Consent of KPMG LLP.  Filed herewith.

     23.2        Consent of PricewaterhouseCoopers LLP.  Filed herewith.

     23.3        Consent of Arthur Andersen LLP.  Filed herewith.

     23.4        Consent of Palmer & Dodge LLP. Included in the opinion filed as Exhibit 5.1.

     24.1        Power of Attorney.  Included on the signature page hereto.